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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 of our report, dated February 4, 2000, on our audits of the financial statements of Ferronor S.A. (a Chilean corporation and subsidiary of RailAmerica), included in the RailAmerica, Inc. Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this Registration Statement.

                                                  ARTHUR ANDERSEN-LANGTON CLARKE


/s/ CHARLES A. BUNCE
--------------------------
Charles A. Bunce (Partner)
Santiago, Chile
July 17, 2001